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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
10260 Campus Point Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 13, 2001

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Science Applications International Corporation, a Delaware corporation (the "Company"), will be held in the Grand Ballroom of the Hyatt Regency La Jolla at Aventine Hotel, 3777 La Jolla Village Drive, San Diego, California, on Friday, July 13, 2001, at 10:00 A.M. (local time), for the following purposes:

  1.
  To elect six Class II Directors, each for a term of three years;

  2.
  To approve the 2001 Employee Stock Purchase Plan; and

  3.
  To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

    Only stockholders of record at the close of business on May 16, 2001 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the office of the Secretary of the Company at 10010 Campus Point Drive, San Diego, California for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

By Order of the Board of Directors
J. D. Heipt Corporate Executive Vice President and Secretary
San Diego, California June 8, 2001

YOUR VOTE IS IMPORTANT

    You are cordially invited to attend the Annual Meeting. However, to assure that your shares are represented at the meeting, please complete, sign, date and promptly mail your proxy in the enclosed envelope, which requires no postage if mailed in the United States. Returning a signed proxy will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
10260 Campus Point Drive
San Diego, California 92121

ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 13, 2001

PROXY STATEMENT

    This Proxy Statement is being furnished to the stockholders of Science Applications International Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the Grand Ballroom of the Hyatt Regency La Jolla at Aventine Hotel, 3777 La Jolla Village Drive, San Diego, California, on Friday, July 13, 2001, at 10:00 A.M. (local time), and at any and all adjournments, postponements or continuations thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon:

  1.
  The election of six Class II Directors, each for a term of three years;

  2.
  The approval of the 2001 Employee Stock Purchase Plan; and

  3.
  Such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

    This Proxy Statement and the enclosed form of proxy are first being mailed to the stockholders of the Company on or about June 8, 2001.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Shares Eligible to Vote

    Only stockholders of record of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and/or Class B Common Stock, par value $.05 per share (the "Class B Common Stock"), as of the close of business on May 16, 2001 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 215,311,731 shares of Class A Common Stock and 273,130 shares of Class B Common Stock outstanding. The Company has no other class of capital stock outstanding. The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock."

Quorum Requirements

    The presence, either in person or by proxy, of the holders of a majority of the total voting power of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to conduct business at the Annual Meeting. Although abstentions may be specified on all proposals (other than the election of Directors), abstentions will only be counted as present for purposes of determining the presence of a quorum but will not be voted.

Votes

    Each holder of Class A Common Stock will be entitled to one vote per share, and each holder of Class B Common Stock will be entitled to 20 votes per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting, except that in the election of Directors, all shares are entitled to be voted cumulatively. Accordingly, in voting for Directors: (i) each share of Class A Common Stock is entitled to as many votes as there are Directors to be elected, (ii) each share of Class B Common Stock is entitled to 20 times as many votes as there are Directors to be elected and (iii) each stockholder may cast all of such votes for a single nominee or distribute them among any two or more nominees as such stockholder chooses. Unless otherwise directed, shares represented by properly executed proxies will be voted at the discretion of the proxy holders so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting.

Voting of Shares Held by the Retirement Plans and Stock Plans

    On the Record Date, Vanguard Fiduciary Trust Company (the "Trustee"), as trustee of the Employee Stock Retirement Plan ("ESRP"), Cash or Deferred Arrangement ("CODA") and Profit Sharing Retirement Plan ("Profit Sharing Plan") of the Company, the Telcordia Technologies Savings and Security Plan and the Telcordia Technologies Savings Plan for Salaried Employees (collectively, the "Telcordia Savings Plans") of Telcordia Technologies, Inc., a wholly-owned subsidiary of the Company, the AMSEC Employees 401(k) Profit Sharing Plan of AMSEC LLC, a joint venture in which the Company owns 55% (the "AMSEC Plan"), and the General Sciences Corporation Retirement Plan of General Sciences Corporation, a wholly-owned subsidiary of the Company ("GSC Plan") (collectively, the "Retirement Plans"), held 94,590,252 shares of Class A Common Stock and 24,926 shares of Class B Common Stock. Each participant in the Retirement Plans has the right to instruct the Trustee on a confidential basis how to vote his or her proportionate interests in all allocated shares of Common Stock held in the Retirement Plans. The Trustee will vote all allocated shares held in the Retirement Plans as to which no voting instructions are received, together with all unallocated shares held in the Retirement Plans, in the same proportion, on a plan-by-plan basis, as the allocated shares for which voting instructions have been received. The Trustee's duties with respect to voting the Common Stock in the Retirement Plans are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the Common Stock held by the Trustee and to determine, in the Trustee's best judgment, how to vote the shares.

    On the Record Date, Wachovia Bank, N.A. ("Wachovia"), as trustee of the Company's Stock Compensation Plan, Management Stock Compensation Plan and Key Executive Stock Deferral Plan (collectively, the "Stock Plans"), held 5,377,241 shares of Class A Common Stock. Under the terms of the Stock Plans, Wachovia has the power to vote the shares of Class A Common Stock held by Wachovia in the Stock Plans. Wachovia will vote all such shares of Class A Common Stock in the same proportion that the other stockholders of the Company vote their shares of Common Stock.

Voting by Proxy

    Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted: (i) FOR the election of Directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting and (ii) FOR the approval of the 2001 Employee Stock Purchase Plan. No business other than that set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting; however, should any other matter requiring a vote of stockholders properly come before the Annual Meeting, it is the intention of the proxy holders to vote such shares in accordance with their best judgment on such matter. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration at the next Annual Meeting, see "Stockholder Proposals for the 2002 Annual Meeting."

    Execution of the enclosed proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 10260 Campus Point Drive, San Diego, California 92121, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

Proxy Solicitation

    This solicitation of proxies is made by the Company and the cost thereof will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee for forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited by officers, Directors and employees of the Company in person, by telephone or by email. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a "classified" Board of Directors consisting of three classes which shall be as equal in number as possible. The number of authorized Directors is currently fixed at 18 Directors, with six Directors in each class.

    At the Annual Meeting, six Class II Directors are to be elected to serve three-year terms ending in 2004 or until their successors are elected and qualified or their earlier retirement, death, resignation or removal or disqualification from service as a Director pursuant to any current or future provision of the Bylaws. Currently, J.R. Beyster, D.W. Dorman, B.R. Inman, M.E. Trout, J.H. Warner, Jr. and A.T. Young serve as Class II Directors. J. R. Beyster previously served as a Class III Director but voluntarily agreed to be reclassified as a Class II Director and stand for reelection as a Class II Director so that each class would have the same number of Directors. All such Class II Directors will be standing for reelection. The six nominees who receive the most votes will be elected as Class II Directors. It is intended that, unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of Directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able and willing to serve. In the event that any of the six nominees listed below should become unavailable to stand for election at the Annual Meeting, the proxy holders intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place and stead of any nominee unable to serve. Alternatively, the Board of Directors may elect, pursuant to

Section 3.02 of the Company's Bylaws, to fix the authorized number of Directors at a lower number so as to give the Nominating Committee of the Board of Directors additional time to evaluate candidates.

    Set forth below is a brief biography of each nominee for election as a Class II Director and of all other members of the Board of Directors who will continue in office:

NOMINEES FOR ELECTION AS
CLASS II DIRECTORS

TERM ENDING 2004

J.R. BEYSTER, age 76 Chairman of the Board, Chief Executive Officer and President	Director since 1969

Dr. Beyster founded the Company in 1969 and has served as Chairman of the Board and Chief Executive Officer since that time and has served as President since June 1998. Dr. Beyster also served as President of the Company from 1969 to 1988.
D.W. DORMAN, age 47 Director	Director since 1998

Mr. Dorman has been the President of AT&T Corp. since December 2000. He was the Chief Executive Officer of Concert Communications Company (formerly ATT/BT Global Venture) from April 1999 to November 2000. Prior thereto, he was the President and Chief Executive Officer of PointCast Incorporated ("PointCast") from November 1997 to April 1999 and Chairman of the Board of PointCast from February 1998 to April 1999. Previously, Mr. Dorman was the Executive Vice President of SBC Communications, Inc., a diversified telecommunications company, from August 1997 to November 1997, the President and Chief Executive Officer of Pacific Bell Corporation ("Pacific Bell") from 1994 to 1997 and Chairman of the Board of Pacific Bell from 1996 to 1997. Mr. Dorman is also a member of the Board of Directors of 3Com Corporation, SABRE Holdings Corporation and Scientific-Atlanta, Inc.
B.R. INMAN, age 70 Director	Director since 1982

Admiral Inman, USN (Ret.) joined the Company in 1990 as a part-time employee and, in that capacity, advises the Company on a wide variety of strategic planning issues. Admiral Inman was the Chairman of the Board, President and Chief Executive Officer of Westmark Systems, Inc., an electronics industry holding company, from 1986 through 1989. From 1983 to 1986, Admiral Inman served as Chairman, President and Chief Executive Officer of Microelectronics and Computer Technology Corporation. Admiral Inman retired from the United States Navy in 1982. During his career as a United States Naval Officer, Admiral Inman served in a number of high-level positions in the U.S. Government, including Director of the National Security Agency and Deputy Director of Central Intelligence. Admiral Inman is also a member of the Board of Directors of Fluor Corporation, SBC Communications, Inc. and Temple-Inland, Inc.

M.E. TROUT, age 70 Director	Director since 1995

Dr. Trout served as the interim Chief Executive Officer of Cytran, Inc., a bio-technology company, from April 1996 to July 1996. Prior thereto, Dr. Trout was associated with American Healthcare Systems, Inc. from 1986 until his retirement in 1995. Prior to his retirement, Dr. Trout served as Chairman, President and Chief Executive Officer and is currently serving as Chairman Emeritus of American Healthcare Systems, Inc. He is also the Chairman of the Board of Cytyc Corporation and a member of the Board of Directors of Baxter International and West Pharmaceutical Services, Inc.
J.H. WARNER, JR., age 60 Corporate Executive Vice President and Director	Director since 1988
Dr. Warner joined the Company in 1973 and has served as a Corporate Executive Vice President since 1996. Prior thereto, Dr. Warner served as an Executive Vice President from 1989 to 1996.
A.T. YOUNG, age 63 Director	Director since 1995

Mr. Young served as an Executive Vice President of Lockheed Martin Corp. from March 1995 to July 1995. Prior to its merger with Lockheed Corporation, Mr. Young served as the President and Chief Operating Officer of Martin Marietta Corp. from 1990 to 1995. Mr. Young is also on the Board of Directors of the B.F. Goodrich Company and Potomac Electric Power Company.

CLASS III DIRECTORS

TERM ENDING 2002

W.A. DOWNING, age 61 Director	Director since 1996

General Downing, USA (Ret.) joined the Company as a part-time employee in March 1996 and advises the Company on a wide variety of matters, including its long-term strategy for domestic and international business development. General Downing retired from the United States Army in 1996. Prior to his retirement, General Downing served as the Commander in Chief of U.S. Special Operations Command. General Downing has also served as the Commanding General of U.S. Army Special Operations Command and Commanding General of Joint Special Operations Command.
A.K. JONES, age 59 Director	Director since 1998

Dr. Jones has been a professor at the University of Virginia since 1989. From 1993 to 1997, Dr. Jones was on leave of absence from the University to serve as Director of Defense Research and Engineering in the U.S. Department of Defense. Dr. Jones also served as a Director of the Company from June 1987 to May 1993.
S.D. ROCKWOOD, age 58 Executive Vice President and Director	Director since 1996
Dr. Rockwood joined the Company in 1986 and has served as an Executive Vice President since 1997. Prior thereto, Dr. Rockwood served as a Sector Vice President from 1987 to 1997.

L.A. SIMPSON, age 64 Director	Director since 1999

Mr. Simpson has been the President and Chief Executive Officer, Capital Operations of GEICO Corporation, an insurance company, since 1993. He is also a member of the Board of Directors of AT&T Corp., LM Institutional Fund Advisors I, Inc. and Pacific American Income Shares, Inc.
R.C. SMITH, age 59 Director	Director since 1998

R.C. Smith has served as the Chief Executive Officer of Telcordia Technologies, Inc., a wholly-owned subsidiary of the Company ("Telcordia"), since January 1998. Prior to joining Telcordia, Dr. Smith was the Senior Vice President—Quality Development and Public Relations for Sprint Corporation from 1991 to January 1998. Dr. Smith is also a member of the Board of Directors of Tellium, Inc.
J.P. WALKUSH, age 49 Executive Vice President and Director	Director since 1996
Mr. Walkush joined the Company in 1976 and has served as an Executive Vice President since 2000. Prior thereto, Mr. Walkush served as a Sector Vice President from 1994 to 2000.

CLASS I DIRECTORS

TERM ENDING 2003

D.P. ANDREWS, age 56 Corporate Executive Vice President and Director	Director since 1996

Mr. Andrews joined the Company in 1993 and has served as a Corporate Executive Vice President since January 1998. Prior thereto, Mr. Andrews served as Executive Vice President for Corporate Development from 1995 to 1998. Prior to joining the Company, Mr. Andrews served as Assistant Secretary of Defense from 1989 to 1993.
W.H. DEMISCH, age 56 Director	Director since 1990

Mr. Demisch has been a Managing Director of Dresdner Kleinwort Wasserstein, formerly Wasserstein Perella Securities, Inc., since 1998. From 1993 to 1998, he was Managing Director of BT Alex. Brown and from 1988 to 1993, he was Managing Director of UBS Securities, Inc.
J.E. GLANCY, age 55 Executive Vice President and Director	Director since 1994

Dr. Glancy joined the Company in 1976 and has served as an Executive Vice President since 2000. Prior thereto, Dr. Glancy served as a Corporate Executive Vice President from 1994 to 2000. Dr. Glancy is also a member of the Board of Directors of CoorsTek, Inc.

H.M.J. KRAEMER, JR., age 46 Director	Director since 1997

Mr. Kraemer has served as the Chairman of Baxter International, Inc. ("Baxter"), a health-care products, systems and services company, since January 2000, as Chief Executive Officer of Baxter since January 1999 and as President of Baxter since April 1997. Prior thereto, Mr. Kraemer served as the Senior Vice President and Chief Financial Officer of Baxter from November 1993 to April 1997. Mr. Kraemer is also a member of the Board of Directors of Comdisco, Inc.
C.B. MALONE, age 65 Director	Director since 1993

Ms. Malone has served as the President of Financial & Management Consulting, Inc., a consulting company, since 1982. Ms. Malone is also a member of the Board of Directors of Hasbro, Inc., Houghton Mifflin Company, Lafarge Corporation and Lowe's Companies.
J.A. WELCH, age 70 Director	Director since 1984

Dr. Welch joined the Company as a part-time employee in July 1990 and is involved in a number of scientific endeavors and strategic planning issues. Dr. Welch also serves as the President of Jasper Welch Associates, a consulting firm which he founded in 1983. Prior thereto, Dr. Welch was a Major General in the United States Air Force, from which he retired in 1983 after serving for 31 years.

Board of Directors Meetings and Committees

    During the year ended January 31, 2001 ("Fiscal 2001"), the Board of Directors held four meetings. Average attendance at such meetings of the Board of Directors was 99%. During Fiscal 2001, all Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors on which they served, except for H.M.J. Kraemer, Jr.

    The Board of Directors has various standing committees, including an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and an Operating Committee.

Audit Committee

    The functions of the Audit Committee are described below under the heading "Audit Committee Report." The Audit Committee held eight meetings during Fiscal 2001. The Audit Committee is comprised of four independent directors as defined by the current listing standards of the National Association of Securities Dealers. The current members of the Audit Committee are C.B. Malone (Chairperson), A.K. Jones, H.M.J. Kraemer, Jr. and L.A. Simpson.

Compensation Committee

    The Compensation Committee's responsibilities include: (i) approving the salaries of the Chief Executive Officer and all executive officers named pursuant to Section 16 of the Securities Exchange Act of 1934 ("Executive Officers"); (ii) approving any compensation contracts or severance packages for Executive Officers; (iii) establishing objective performance goals for the Executive Officers under the Company's Bonus Compensation Plan and the amounts potentially payable if such goals are satisfied; (iv) administering such objective performance goals and determining the amounts to be paid if such goals are satisfied; (v) issuing reports required by the Securities and Exchange Commission regarding the Company's compensation policies applicable to the Chief Executive Officer and the four other most highly compensated executive officers and (vi) approving and recommending to the full

Board of Directors the compensation paid to outside Directors for their services as members of the Company's Board of Directors. The Compensation Committee held six meetings during Fiscal 2001. The Compensation Committee consists of Directors who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The current members of the Compensation Committee are M.E. Trout (Chairperson), W.H. Demisch, D.W. Dorman, H.M.J. Kraemer, Jr., C.B. Malone, L.A. Simpson and A.T. Young.

Executive Committee

    The Executive Committee's charter provides that, to the extent permitted by Delaware law, it shall have and may exercise all powers and authorities of the Board of Directors with respect to the following: (i) taking action on behalf of the Board of Directors during intervals between regularly scheduled meetings of the Board of Directors if it is impractical to delay action on a matter until the next regularly scheduled meeting of the Board of Directors and (ii) overseeing and assisting in the formulation and implementation of human resource management, scientific research policies and financial matters. The Executive Committee held six meetings during Fiscal 2001. The current members of the Executive Committee are B.R. Inman (Chairperson), D.P. Andrews, J.R. Beyster, J.E. Glancy, R.C. Smith, M.E. Trout, J.H. Warner, Jr. and A.T. Young.

Nominating Committee

    The Nominating Committee's responsibilities include: (i) establishing a procedure for identifying nominees for election as Directors to the Board of Directors; (ii) reviewing and recommending to the Board of Directors criteria for membership on the Board and (iii) proposing nominees to fill vacancies on the Board of Directors as they occur. The Nominating Committee held three meetings during Fiscal 2001. The current members of the Nominating Committee are J.R. Beyster (Chairperson), D.W. Dorman, B.R. Inman, H.M.J. Kraemer, Jr., M.E. Trout, J.A. Welch and A.T. Young.

    Any stockholder may nominate a person for election as a Director of the Company by complying with the procedure set forth in the Company's Bylaws. Pursuant to Section 3.03 of the Company's Bylaws, in order for a stockholder to nominate a person for election as a Director, such stockholder must give timely notice to the Secretary of the Company prior to the meeting at which Directors are to be elected. To be timely, notice must be received by the Secretary not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information about the nominee, including his or her name, age, business and residence addresses and principal occupation during the past five years, the class and number of shares of Common Stock beneficially owned by such nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. The notice must also contain certain information about the stockholder proposing to nominate that person. Pursuant to Section 3.03 of the Company's Bylaws, the Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as a Director.

Operating Committee

    The Operating Committee has the authority to (i) approve offers by the Company to sell shares of Class A Common Stock; (ii) approve contracts to be entered into by the Company for the purchase or lease of goods, services and facilities; (iii) approve the amendment of the Company's employee benefit and incentive compensation plans and the trust agreements entered into in connection with such plans, the Company's contributions to any such plan and the participation by the Company's subsidiaries in any such plan; (iv) authorize the filing of registration statements, reports and other documents with the

Securities and Exchange Commission and state securities commissions; (v) call the annual meeting of stockholders, fix the purposes, place, time, date and record date for such meeting and approve the proxy materials to be used in connection therewith; (vi) review preliminary agendas for meetings of the Board of Directors; (vii) adopt supplemental resolutions which modify or amend resolutions theretofore adopted by the Board of Directors which, in the opinion of the Company's counsel, do not materially change the purpose and intent of the underlying resolutions and (viii) authorize the merger between the Company and one or more of its subsidiaries. The Operating Committee held four meetings during Fiscal 2001. The current members of the Operating Committee are J.R. Beyster (Chairperson), D.P. Andrews, S.D. Rockwood, J.P. Walkush and J.H. Warner, Jr.

Directors' Compensation

    Except as otherwise described below, all Directors, other than those who are employees of the Company, are paid an annual retainer of $25,000 and receive $1,000 for each day on which they attend meetings of the Board of Directors or of the committees on which they serve; provided, however, if a committee meeting is held on the same day as a Board of Directors or other committee meeting, the fee for each additional meeting is $500. In addition, C.B. Malone is paid $10,000 annually for her services as the Chairperson of the Audit Committee and M.E. Trout is paid $10,000 annually for his services as the Chairperson of the Compensation Committee, the Health Care Committee and the Litigation Committee. Directors are also reimbursed for expenses incurred while attending meetings or otherwise performing services for the Company. Directors are eligible to receive stock options under the Company's 1999 Stock Incentive Plan. For services rendered as a Director during Fiscal 2001, W.H. Demisch, D.W. Dorman, W.A. Downing, B.R. Inman, A.K. Jones, H.M.J. Kraemer, Jr., C.B. Malone, L.A. Simpson, M.E. Trout, J.A. Welch and A.T. Young each received options to purchase 12,000 shares of Class A Common Stock at $30.83 per share. All such options were granted at a price equal to the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant, become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

    The Company has agreements with certain Directors whereby such Directors perform consulting and other services for the Company. In Fiscal 2001, A.K. Jones earned $1,600 for consulting services under a consulting arrangement which provided for remuneration of $200 per hour. The amount paid to Dr. Jones under such consulting arrangement was in addition to the annual retainer and meeting fees.

    See "Certain Relationships and Related Transactions" for information with respect to transactions between the Company and certain entities in which certain Directors of the Company may be deemed to have an interest.

EXECUTIVE COMPENSATION

Summary Compensation

    The following table (the "Summary Compensation Table") sets forth information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended January 31, 2001, 2000 and 1999, of those persons who were, at January 31, 2001 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). The Summary Compensation Table sets forth the annual and long-term compensation earned by the Named Executive Officers for the relevant fiscal year, whether or not paid in such fiscal year. Information regarding the Class A Common Stock for the time period prior to August 31, 1999 has been restated to reflect the four-for-one stock split which became effective on such date.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation						Number of Securities Underlying Options
Name and Principal Position	Fiscal Year					Restricted Stock Awards(3)			All Other Compensation
		Salary(1)		Bonus(2)
J.R. Beyster Chairman of the Board, Chief Executive Officer and President	2001 2000 1999	$ $ $	872,596 726,923 623,077	$ $ $	1,000,000 1,000,000 700,000	$ $ $	0 0 0	0 0 0	$ $ $	15,089 15,012 15,293	(4) (4) (4)
R.C. Smith(5) Chief Executive Officer of Telcordia Technologies, Inc.	2001 2000 1999	$ $ $	605,454 550,000 500,000	$ $ $	499,994 663,008 650,012	$ $ $	299,976 299,998 200,034	110,000 140,000 140,200	$ $ $	7,815 6,895 224,113	(6) (6) (7)
J.D. Heipt Corporate Executive Vice President and Secretary	2001 2000 1999	$ $ $	410,337 361,779 317,308	$ $ $	525,013 499,999 290,034	$ $ $	100,013 279,988 220,003	120,000 120,000 120,000	$ $ $	15,089 15,012 15,293	(4) (4) (4)
W.A. Roper, Jr. Corporate Executive Vice President	2001 2000 1999	$ $ $	423,077 363,462 311,539	$ $ $	500,013 500,023 296,989	$ $ $	100,013 279,988 260,010	120,000 120,000 120,000	$ $ $	15,089 15,012 40,273	(4) (4) (8)
D.P. Andrews Corporate Executive Vice President	2001 2000 1999	$ $ $	394,616 353,077 285,385	$ $ $	425,013 399,999 280,007	$ $ $	199,994 199,999 149,973	100,000 100,000 60,000	$ $ $	15,089 15,012 15,293	(4) (4) (4)

(1)
Includes amounts paid in lieu of unused comprehensive leave.

(2)
Includes the award of the following number of shares of Class A Common Stock with a market value as of the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) for Fiscal Years 2001, 2000 and 1999, respectively, as follows: R.C. Smith: 6,487 shares, with a market value of $199,994, 12,789 shares, with a market value of $331,491 and 18,620 shares, with a market value of $325,012; J.D. Heipt: 3,244 shares, with a market value of $100,013, 3,858 shares, with a market value of $99,999 and 2,580 shares, with a market value of $45,034; W.A. Roper, Jr.: 3,244 shares, with a market value of $100,013, 3,858 shares, with a market value of $99,999 and 2,692 shares, with a market value of $46,989; and D.P. Andrews: 3,244 shares, with a market value of $100,013, 3,858 shares, with a market value of $99,999 and 2,292 shares, with a market value of $40,007.

(3)
The amount reported represents the market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded), without giving effect to the diminution in value attributable to the restrictions on such stock. Restricted stock vests as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. The amount reported represents the following number of restricted shares of Class A Common Stock awarded for Fiscal Years 2001, 2000 and 1999, respectively: R.C. Smith: 9,730 shares, 11,574 shares and 11,460 shares; J.D. Heipt: 3,244 shares, 10,802 shares and 12,604 shares; W.A. Roper, Jr.: 3,244 shares, 10,802 shares and 14,896 shares; and D.P. Andrews: 6,487 shares, 7,716 shares and 8,592 shares. As of January 31, 2001, the aggregate restricted stock holdings (other than restricted stock which has been deferred into the Key Executive Stock Deferral Plan) for the Named Executive Officers were as follows: J.R. Beyster: 18,401 shares with a market value as of such date of $567,303; R.C. Smith: 9,168 shares, with a market value as of such date of $282,649; J.D. Heipt: 14,541 shares, with a market value as of such date of $448,299; W.A. Roper, Jr.: 0 shares; and D.P. Andrews: 12,099 shares, with a market value as of such date of $373,012. Dividends are payable on such restricted stock if and when declared. However, the Company has never declared or paid a dividend on its capital stock and no dividends on its capital stock are contemplated in the foreseeable future.

(4)
Represents amounts contributed or accrued by the Company for the Named Executive Officers under the Company's Profit Sharing Plan, ESRP and CODA.

(5)
The Company and R. C. Smith are parties to an Employment Agreement dated December 18, 1997, as amended on February 2, 1998 (the "Smith Agreement"), pursuant to which Dr. Smith serves as Chief Executive Officer of Telcordia. Pursuant to the Smith Agreement, Dr. Smith was entitled to receive certain awards of vesting stock and options as an inducement to joining the Company, which awards were previously made. The Smith Agreement provides that Dr. Smith will receive (i) a base salary of $500,000 per year, which will be re-evaluated and determined by Telcordia's Board of Directors following Fiscal 1999, (ii) an annual incentive bonus in an amount determined by Telcordia's Board of Directors, with a target amount of $500,000 per year, beginning in Fiscal 1999, (iii) an annual option award in an amount determined by Telcordia's Board of Directors, with a target amount of options to purchase 120,000 shares of the Company's Class A Common Stock per year, beginning in Fiscal 1999, (iv) reimbursement of expenses incurred in connection with the relocation of Dr. Smith and his family to Telcordia's principal place of business and (v) a company automobile or automobile allowance in accordance with Telcordia's officer automobile policy as long as Telcordia maintains such a policy. Dr. Smith is also entitled to participate in various salary and bonus deferral plans or programs and receive certain health and welfare benefits maintained by Telcordia. In the event Dr. Smith is at any time involuntarily terminated without Cause or is subject to Constructive Termination (as such terms are defined in the Smith Agreement), Dr. Smith is entitled to receive (i) a severance payment of $2,000,000, payable in 24 installments and (ii) an additional severance payment equal to the value of his unvested stock options (calculated by multiplying the difference between the Formula Price in effect on the date of his termination and the exercise price or prices of such stock options by the number of shares covered by such unvested options). Upon any termination of Dr. Smith's employment with Telcordia at any time, in addition to the usual and customary payments, Dr. Smith is also entitled to receive a payment equal to the value of a portion of his unvested shares of Class A Common Stock (calculated by multiplying the Formula Price in effect on the date of his termination by the number of such unvested shares). In the event any payment or distribution by or on behalf of Telcordia and the Company to or for the benefit of Dr. Smith as a result of a Change In Control (as defined in the Smith Agreement) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties resulting from such excise tax, Dr. Smith is entitled to an additional payment in the amount of all such excise taxes, interest or penalties paid. Pursuant to the terms of the Smith

  Agreement, Dr. Smith is subject to a covenant not to compete against Telcordia or the Company for a period of one year after the termination of his employment with Telcordia. The Company has unconditionally guaranteed prompt performance of Telcordia's obligations under the Smith Agreement.

(6)
Represents amounts contributed or accrued by the Company for Dr. Smith under the Telcordia Technologies, Inc. Savings Plan for Salaried Employees.

(7)
Represents $192,655 for relocation expenses, $16,549 for financial counseling, a credit towards his health and welfare benefits of $4,909 and a car allowance of $10,000. See Footnote 5.

(8)
Represents a total of $15,293 contributed or accrued by the Company for Mr. Roper under the Company's Profit Sharing Plan, ESRP and CODA and the award of 1,820 Stock Units (each of which generally corresponds to one share of Class A Common Stock) pursuant to the Company's Management Stock Compensation Plan which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of Stock Units awarded) of $24,980.

Option Grants

    The following table sets forth information regarding grants of options to purchase shares of Class A Common Stock pursuant to the Company's 1999 Stock Incentive Plan made during Fiscal 2001 to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal 2001
Name			Exercise Price (per share)	Expiration Date
					5%	10%
J.R. Beyster	0	N/A	N/A	N/A	N/A	N/A
R.C. Smith	140,000	1.1%	$25.92	3/20/05	$1,002,571	$2,215,419
J.D. Heipt	120,000	*	$25.92	3/20/05	$859,346	$1,898,930
W.A. Roper, Jr.	120,000	*	$25.92	3/20/05	$859,346	$1,898,930
D.P. Andrews	100,000	*	$25.92	3/20/05	$716,122	$1,582,442

*
Less than 1% of the total options granted to employees in Fiscal 2001.

(1)
All such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. Although the listed grants of options were made during Fiscal 2001, such grants relate to the individual's service for the fiscal year ended January 31, 2000.

(2)
The potential realizable value is based on an assumption that the Formula Price of the Class A Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the 5-year option term. These values are calculated based on the regulations promulgated by the Securities and Exchange Commission and should not be viewed in any way as an estimate or forecast of the future performance of the Class A Common Stock. There can be no assurance that (i) the values realized upon the exercise of the stock options will be at or near the potential realizable values listed in this table, (ii) the Class A Common Stock will in the future provide returns comparable to historical returns or (iii) the Formula Price will not decline.

Option Exercises and Fiscal Year-End Values

    The following table sets forth information regarding the exercise of options during Fiscal 2001 and unexercised options to purchase Class A Common Stock granted during Fiscal 2001 and prior years under the Company's 1995 Stock Option Plan, 1998 Stock Option Plan and 1999 Stock Incentive Plan to the Named Executive Officers and held by them at January 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUE

			Number of Securities Underlying Unexercised Options at January 31, 2001		Value of Unexercised In-the-Money Options at January 31, 2001(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
J.R. Beyster	0	N/A	200,000	0	$5,024,500	N/A
R.C. Smith	0	N/A	124,080	316,120	$2,396,582	$3,534,723
J. D. Heipt	0	N/A	84,000	256,000	$1,761,870	$2,767,780
W.A. Roper, Jr.	8,000	$175,920	120,000	300,000	$2,559,090	$3,720,210
D.P. Andrews	20,000	$439,800	100,000	188,000	$2,329,300	$2,027,580

(1)
Based on the Formula Price of the Class A Common Stock as of such date less the exercise price of such options.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

    Since its inception, the Company has been an employee-owned corporation based upon the philosophy that "those who contribute to the Company should own it, and ownership should be commensurate with that contribution and performance as much as feasible." The Company's compensation policies, plans and programs seek to implement this employee ownership philosophy by closely aligning the financial interest of the Company's employees, including executive officers, with the financial interest of its stockholders.

    As members of the Compensation Committee, it is our responsibility to approve the salaries paid to the Company's Chief Executive Officer and all executive officers named pursuant to Section 16 of the Securities Exchange Act of 1934, which includes the four other most highly paid executive officers of the Company ("Executive Officers"), and to recommend to the Bonus Compensation Committee of the Board of Directors the amount of grants to be made to the Chief Executive Officer and the Executive Officers under the Company's Bonus Compensation Plan. These determinations are made in light of individual, corporate and business unit performance, the performance of our competitors and other similar businesses and relevant market compensation data. To assist the Compensation Committee in carrying out these responsibilities, Towers Perrin, an internationally recognized executive compensation consulting firm, was retained by the Compensation Committee to review the compensation paid to the Company's Chief Executive Officer and the four other highest paid executive officers of the Company during the fiscal year ended January 31, 2001 and to provide a competitive assessment of the various components of such compensation.

    The compensation policy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the total compensation of executive officers be related to and contingent upon their individual contribution and performance, the performance of business units under their management and the performance of the Company as a whole. In this way, the Company seeks to encourage continuing focus on increasing the Company's revenue, profitability and stockholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities.

    The Company has continued to set the annual base salaries of its executive officers at or below competitive levels and continues to cause a significant portion of an executive officer's compensation to consist of annual and longer-term incentive compensation which are variable and closely tied to corporate, business unit and individual performance. For the fiscal year ended January 31, 2001, the executive officers' incentive compensation was an average of approximately 59% of the executive officers' total compensation (salary and bonus). As a result, much of an executive officer's total compensation was "at risk" and dependent on performance during the prior fiscal year.

    An executive officer's incentive compensation may consist of cash, fully vested stock, vesting stock, stock options, stock units or a combination of these components. Generally, an annual bonus is given after the end of the fiscal year based on individual, corporate and business unit performance for such fiscal year and an executive officer's respective responsibilities, strategic and operational goals and levels of historic and anticipated performance. By awarding bonuses of vesting stock and vesting stock options, the Company seeks to encourage individuals to remain with the Company and continue to focus on the long-term technical and financial performance of the Company and on increasing stockholder value. Further, the exercise price of all stock options granted is equal to the Formula Price of the Class A Common Stock on the date of grant. Therefore, such stock options only have value to the extent that the Formula Price of the Company's Class A Common Stock increases during the term of the stock option. The Company's general philosophy is to encourage employees to have significant stockholdings in the Company so that they have sufficient economic incentive to maximize the Company's long-term performance and stock value.

    In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and the Company's other executive officers, the Compensation Committee recognized that the Company continued to increase its revenue and profitability during the past fiscal year. For the fiscal year ended January 31, 2001 ("Fiscal Year 2001"), the Company's revenues increased to $5.9 billion, a 7% increase from the revenues for the fiscal year ended January 31, 2000 ("Fiscal Year 2000) of $5.5 billion. The Company's net income for Fiscal Year 2001 was $2.1 billion, or a 232% increase over the Fiscal Year 2000 net income of $620 million. The Company's net income for both Fiscal Years 2001 and 2000 included pre-tax net gains from sales of business units and/or sales of subsidiary common stock and pre-tax net gains on transactions involving the Company's marketable securities and other investments. Excluding these significant non-recurring net gains, the Compensation Committee noted the Company's net income increased by 63% in Fiscal Year 2001 from Fiscal Year 2000. The Compensation Committee also has noted that despite increasing competition, the Company has continued to successfully increase and expand its business base with its core government customers and to business areas such as telecommunications and information technology outsourcing.

    Finally, although the performance of the equity markets during the past year was flat to negative, the performance of the Company's Class A Common Stock continued to increase and exceeded the performance of both the broad market index of Standard and Poor's Composite 500 Stock Index and the Company's peer group index of the Goldman Sachs Technology Services Index. The Company's Class A Common Stock realized an annual return of 18.9% for the one-year period ended January 31, 2001, significantly exceeding the annual return of both the Standard and Poor's Composite 500 Stock Index and the Goldman Sachs Technology Services Index of <0.9>% and 1.1%, respectively, during the same period. The Compensation Committee also noted that over the past five and ten years, the Class A Common Stock realized annualized returns of 44.9% and 28.9%, respectively.

    During the past fiscal year, Dr. Beyster was paid a base salary of $825,0001, which represented an 18% increase over his base salary for the prior year. Despite this salary increase, Towers Perrin has concluded that Dr. Beyster's base salary fell below the 25th percentile in its compensation survey data

1
The variance between this amount and Dr. Beyster's base salary reported in the Summary Compensation Table is attributable to payment for his unused comprehensive leave.

  base for chief executive officers for general industry, high technology, aerospace/defense and communications companies.

    Dr. Beyster was paid a cash bonus of $1,000,000 for the fiscal year ended January 31, 2001. Considering the Company's successful performance during the past fiscal year, the fact that the Company's Class A Common Stock outperformed both the broad market index and the Company's peer group index and the continued diversification of the Company's business base, the Compensation Committee believes that Dr. Beyster's cash bonus was well warranted.

    Towers Perrin has also advised the Compensation Committee that Dr. Beyster's total compensation (base salary and bonus) paid for the last fiscal year also fell below the 25th percentile in its compensation survey data base of chief executive officers for general industry, high technology, aerospace/defense and communications companies. The Compensation Committee would like to emphasize that Dr. Beyster's below market compensation level is not a reflection of the Compensation Committee's opinion of Dr. Beyster's ability or his relative value. It is, however, a reflection of Dr. Beyster's personal reluctance to accept compensation anywhere near the median compensation levels provided to the Chief Executive Officers of the comparable companies surveyed by Towers Perrin.

    Towers Perrin has reviewed the compensation for each of the other four highest paid executive officers of the Company during its last fiscal year and has reported to the Compensation Committee that, based on industry survey data collected by Towers Perrin, the compensation of these executive officers was within an acceptable range of competitive market levels for individuals with comparable duties and responsibilities.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to the chief executive officer and the other four highest paid executive officers. In order to maintain maximum tax deductibility of executive compensation, the Company obtained stockholder approval of the 1999 Stock Incentive Plan and the amendment and restatement of the 1984 Bonus Compensation Plan. The Compensation Committee will continue to monitor compensation programs in light of Section 162(m); however, the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and its stockholders.

    The Compensation Committee believes that the compensation policies, plans and programs the Company has implemented, and which the Compensation Committee endorses, have encouraged management's focus on the long-term financial performance of the Company and have contributed to achieving the Company's technical and financial success.

M.E. Trout (Chairperson) W.H. Demisch D.W. Dorman H.M.J. Kraemer, Jr.	C.B. Malone L.A. Simpson A.T. Young

April 12, 2001

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

    During Fiscal 2001, W.H. Demisch, D.W. Dorman, A.K. Jones, H.M.J. Kraemer, Jr., C.B. Malone, L.A. Simpson, M.E. Trout and A.T. Young served as members of the Compensation Committee. None of such persons served as an officer or employee of the Company or any of its subsidiaries during Fiscal 2001 or formerly served as an officer of the Company or any of its subsidiaries.

    See also "Election of Directors—Directors' Compensation."

AUDIT COMMITTEE REPORT

    The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of the Company's financial reporting. Management is responsible for preparing the Company's financial statements and maintaining an appropriate system of internal controls. The Company's independent accountants are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and oversee these processes. We rely on the information provided to us and on the representations made by management and the independent accountants as to the consolidated financial statements being prepared in accordance with generally accepted accounting principles.

    The duties and responsibilities of the Audit Committee have been set forth in a written charter since 1975. A copy of the current Audit Committee Charter is attached to this proxy statement as Annex I. As set forth in more detail in the Audit Committee Charter, the Audit Committee's primary responsibilities fall into the following categories:

  •
  Internal Control—review and make recommendations concerning the quality, adequacy and effectiveness of the Company's financial and accounting controls with the independent accountants and internal auditors.

  •
  Independent Audit—evaluate and select (or review and recommend to the full Board of Directors) the independent accountants to audit the Company's consolidated financial statements, review the independence of the independent accountants and review the proposed audit scope and procedures to be utilized.

  •
  Internal Audit—review the qualifications, organizational structure and resources of the internal audit function, review the proposed audit plan, and receive periodic summaries of findings from completed audits, the status of major audits in process and the completion of the current year's internal audit plan.

  •
  Financial Reporting—review with management and the independent accountants the Company's annual and interim consolidated financial statements that will be contained in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q to be filed with the Securities and Exchange Commission, and discuss with the independent accountants its judgments about the quality and the acceptability of the accounting principles used by the Company.

  •
  Ethical and Legal Compliance—review the effectiveness of the Company's system for monitoring compliance with laws and regulations, including receiving reports from management on management's review of compliance with the Company's policies.

    In the course of fulfilling its responsibilities, the Audit Committee has:

  •
  met with the Company's internal auditors and independent accountants, with and without management present, and discussed the plans for their respective audits, the results of their audits, their evaluations of the Company's internal controls and the quality of the Company's financial reporting;

  •
  reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent accountants, the audited financial statements for the fiscal year ended January 31, 2001, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

  •
  discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Accounting Standards No. 61 (Communication with Audit Committees);

  •
  received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

  •
  discussed with Deloitte & Touche LLP their independence from the Company and management; and

  •
  considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining their independence.

    Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 for filing with the Securities and Exchange Commission.

C.B. Malone (Chairperson)	H.M.J. Kraemer, Jr.
L.A. Simpson	A.K. Jones

April 13, 2001

INDEPENDENT ACCOUNTANTS

    The Company has selected Deloitte & Touche LLP to serve as its independent accountants for the audit of the Company's financial statements for the fiscal year ending January 31, 2002. The Audit Committee of the Company's Board of Directors approved the engagement of Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP will be at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

AUDIT AND NON-AUDIT FEES

    For Fiscal 2001, fees for services provided by Deloitte & Touche LLP were as follows:

A.	Audit	$2,235,000
B.	Financial Information Systems Design and Implementation	$0
C.	All Other	$3,180,000	(1)

(1)
Includes $2,303,000 for tax consulting and $546,000 for computer assurance services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Foundation for Enterprise Development, a non-profit organization (the "Foundation"), was established in 1986 by J.R. Beyster, Chairman of the Board, Chief Executive Officer and President of the Company, to promote employee ownership. Dr. Beyster is the President and a member of the Board of Trustees of the Foundation and J.P. Walkush, an Executive Vice President and a Director of the Company, and T.E. Darcy, an Executive Vice President and Chief Financial Officer of the Company, are members of the Board of Trustees of the Foundation. In addition, M.A. Walkush, sister of J.P. Walkush and the Director of Employee Owner Relations for the Company, is an unpaid Senior

Fellow for the Foundation. In Fiscal 2001, the Company made a total contribution of $650,000 to the Foundation. This contribution was made in the form of cash, rent-free occupancy in the Company's facilities and donated services from the Company. The Board of Directors has approved a similar contribution of $700,000 to the Foundation for the fiscal year ending January 31, 2002.

    M.A. Beyster, daughter of J.R. Beyster, Chairman of the Board, Chief Executive Officer and President of the Company, is an employee of the Company. For services rendered during Fiscal 2001, M.A. Beyster received $119,481 in cash compensation, 163 shares of vesting Class A Common Stock which had a market value on the date of grant of $5,025 and options to acquire 300 shares at $30.83 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant. Such shares of vesting Class A Common Stock and options both vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. M.A. Beyster is a Business Development Manager for the Company's Engineering and Environmental Management Services Group developing business in the areas of environmental, health and safety information and management systems.

    M.A. Walkush, sister of J.P. Walkush, a Director and an Executive Vice President of the Company, is an employee of the Company. For services rendered during Fiscal 2001, M.A. Walkush received $95,250 in cash compensation, 162 shares of vesting Class A Common Stock which had a market value on the date of grant of $4,994 and options to acquire 8,000 shares at $30.83 per share, which was the market value of the Class A Common Stock (as reflected by the Formula Price) on the date of grant. Such shares of vesting Class A Common Stock and options both vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. M.A. Walkush has been an employee of the Company for over 15 years and is the Director of Employee Owner Relations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's Directors and executive officers to file reports of their ownership and changes in ownership of Class A Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each Director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its Directors and executive officers during the last fiscal year were filed on time.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Class A Common Stock against the cumulative total return of the Standard & Poor's Composite-500 Stock Index and the Goldman Sachs Technology Services Index for the five (5) fiscal years ending January 31, 2001. The comparison of total return shows the change in year-end stock price, assuming the immediate reinvestment of all dividends for each of the periods.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

SAIC Class A Common Stock vs. S&P 500 and
Goldman Sachs Technology Services Index

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

Class A Common Stock

    To the best of the Company's knowledge, as of the Record Date, no person (other than Vanguard Fiduciary Trust Company ("Vanguard") in its capacity as trustee of the Retirement Plans) beneficially owned more than 5% of the outstanding shares of Class A Common Stock. The following table sets forth, as of the Record Date, to the best of the Company's knowledge, the number of shares of Class A Common Stock beneficially owned by each Director, each nominee for Director, the Named Executive Officers and all executive officers and Directors as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
D.P. Andrews	258,783	*
J.R. Beyster	3,228,726	1.5%	(3)
W.H. Demisch	172,716	*
D.W. Dorman	18,800	*
W.A. Downing	70,784	*
J.E. Glancy	662,378	*
J.D. Heipt	420,324	*
B.R. Inman	273,581	*
A.K. Jones	47,200	*
H.M.J. Kraemer, Jr.	48,800	*
C.B. Malone	106,497	*
S.D. Rockwood	265,895	*
W.A. Roper, Jr.	330,713	*
L.A. Simpson	30,040	*
R.C. Smith	210,778	*
M.E. Trout	131,867	*
J.P. Walkush	392,685	*
J.H. Warner, Jr.	523,792	*
J.A. Welch	142,846	*
A.T. Young	98,746	*
Vanguard Fiduciary Trust Company, as trustee	94,590,252	43.9%	(4)
400 Vanguard Boulevard
Malvern, PA 19355
All executive officers and Directors as a group (27 persons)	8,297,783	3.8%	(5)

*
Less than 1% of the outstanding shares of Class A Common Stock and less than 1% of the voting power of the Common Stock.

(1)
The beneficial ownership depicted in the table includes: (i) the approximate number of shares allocated to the account of the individual by the Trustee of the Company's ESRP, Profit Sharing Plan, CODA and/or the Telcordia Savings Plans as follows: D.P. Andrews (13,463 shares), J.R. Beyster (5,893 shares), W.A. Downing (2,555 shares), J.E. Glancy (82,525 shares), J.D. Heipt (48,865 shares), B.R. Inman (40 shares), S.D. Rockwood (17,088 shares), W.A. Roper, Jr. (22,766 shares), R.C. Smith (270 shares), J.P. Walkush (54,765 shares), J.H. Warner, Jr. (115,580 shares), J.A. Welch (19,492 shares) and all executive officers and Directors as a group (462,230 shares); (ii) shares subject to options exercisable within 60 days following the Record Date, as follows: D.P. Andrews (108,000 shares), W.H. Demisch (36,800 shares), D.W. Dorman (18,800 shares), W.A. Downing (44,800 shares), J.E. Glancy (142,000 shares), J. D. Heipt (136,000 shares), B.R. Inman

  (62,800 shares), A.K. Jones (43,200 shares), H.M.J. Kraemer, Jr. (28,800 shares), C.B. Malone (38,800 shares), S.D. Rockwood (76,000 shares), W.A. Roper, Jr. (192,000 shares), L.A. Simpson (6,040 shares), R.C. Smith (180,120 shares), M.E. Trout (10,800 shares), J.P. Walkush (85,000 shares), J.H. Warner, Jr. (108,000 shares), J.A. Welch (36,800 shares), A.T. Young (62,800 shares) and all executive officers and Directors as a group (1,737,640 shares); (iii) shares held by spouses, minor children or other relatives sharing a household with the individual, as follows: J.R. Beyster (177,906 shares), J.H. Warner, Jr. (6,107 shares), J.A. Welch (20,000 shares) and all executive officers and Directors as a group (206,934 shares); and (iv) shares held by certain trusts or foundations established by the individual, as follows: J.R. Beyster (3,032,659 shares), W.A. Downing (22,380 shares), J.D. Heipt (226,463 shares), C.B. Malone (42,500 shares), S.D. Rockwood (123,358 shares), L.A. Simpson (24,000 shares), M.E. Trout (121,067 shares), J.H. Warner, Jr. (252,793 shares) and all executive officers and Directors as a group (4,027,053 shares).

(2)
Based on 215,311,731 shares of Class A Common Stock outstanding as of the Record Date.

(3)
Represents 1.5% of the voting power of the Common Stock.

(4)
At the Record Date, Vanguard, as Trustee for the Retirement Plans, beneficially owned the following percentage of the outstanding shares of Class A Common Stock and Class B Common Stock and voting power of the Common Stock under the following plans for the benefit of plan participants: ESRP: 26.0% Class A Common Stock, 9.1% Class B Common Stock and 25.6% of the voting power of the Common Stock; CODA: 12.3% Class A Common Stock and 11.9% of the voting power of the Common Stock; Profit Sharing Plan: .08% Class A Common Stock, .01% Class B Common Stock and .08% of the voting power of the Common Stock; Telcordia Savings Plans: 5.2% Class A Common Stock and 5.1% of the voting power of the Common Stock; AMSEC Plan: .3% Class A Common Stock and .3% of the voting power of the Common Stock and GSC Plan: .02% Class A Common Stock and .02% of the voting power of the Common Stock. The shares beneficially owned by Vanguard are also included in the amounts held by individuals and the group set forth in this table.

(5)
Represents 3.7% of the voting power of the Common Stock.

Class B Common Stock

    The following table sets forth, as of the Record Date, to the best of the Company's knowledge, those persons who were beneficial owners of 5% or more of the outstanding shares of Class B

Common Stock. None of the Directors, nominees for Director, the Named Executive Officers or executive officers of the Company own any shares of Class B Common Stock.

Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Vanguard Fiduciary Trust Company, as trustee	24,926	(2)	9.1	%(3)
400 Vanguard Boulevard
Malvern, PA 19355
R.C. Cavanagh	15,912		5.8	%(3)
2007 Carrhill Road
Vienna, VA 22181
J.D. Cramer	14,163		5.2	%(3)
P.O. Box 30691
Albuquerque, NM 87190
J.L. Griggs, Jr.	20,267	(4)	7.4	%(3)
1516 Sagebrush Trail, S.E.
Albuquerque, NM 87123

(1)
Based on 273,130 shares of Class B Common Stock outstanding as of the Record Date.

(2)
Represents shares of Class B Common Stock beneficially owned by Vanguard in its capacity as Trustee for the ESRP and Profit Sharing Plan. Vanguard's total ownership of Common Stock is set forth in Note (4) to the previous table above.

(3)
Represents less than 1% of the voting power of the Common Stock.

(4)
Includes 803 shares held for the account of J.L. Griggs, Jr. by the Trustee of the Company's ESRP.

APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

General

    The Company currently maintains the 1998 Employee Stock Purchase Plan (the "1998 Stock Purchase Plan") which provides for the purchase of Class A Common Stock by participating employees through voluntary payroll deductions. The 1998 Stock Purchase Plan expires by its terms on July 31, 2001. On April 13, 2001, the Board of Directors of the Company approved, subject to stockholder approval, the 2001 Employee Stock Purchase Plan (the "2001 Stock Purchase Plan"), which will enable employees to continue to purchase Class A Common Stock through payroll deductions for a three-year period. The 2001 Stock Purchase Plan will, if approved by the stockholders, authorize the issuance and the purchase by employees of up to the sum of the following (subject to adjustment under certain circumstances): (i) 6,000,000 shares of Class A Common Stock and (ii) the number of shares of Class A Common Stock that remain available for issuance under the 1998 Stock Purchase Plan as of the effective date of the 2001 Stock Purchase Plan, expected to be approximately 1,700,000 shares, following which date no further shares will be offered under the 1998 Stock Purchase Plan.

    The following summary of the terms and provisions of the 2001 Stock Purchase Plan is qualified in its entirety by reference to the full text of the 2001 Stock Purchase Plan, a copy of which is attached to this Proxy Statement as Annex II and incorporated herein by reference. All capitalized or quoted terms have the meanings ascribed to them in the 2001 Stock Purchase Plan unless otherwise defined herein.

Eligibility

    Generally, all of the Company's employees will be eligible to participate in the 2001 Stock Purchase Plan, except for employees of subsidiaries which have not been designated as eligible for participation. The Company's Employee Stock Purchase Committee (the "Stock Purchase Committee") may also impose eligibility requirements consistent with Section 423(b) of the Code. No employee, however, who owns capital stock of the Company having more than 5% of the voting power or value of such capital stock will be able to participate. An employee's eligibility to participate in the 2001 Stock Purchase Plan will terminate immediately upon the termination of his or her employment with the Company, upon a change in employment status to a leave of absence or upon transfer to an ineligible subsidiary. As of April 30, 2001, there were approximately 38,000 employees who would have been eligible to participate in the 2001 Stock Purchase Plan.

    In addition, the Stock Purchase Committee has the authority to allow employees of an entity in which the Company has an equity ownership interest of less than 50% to participate in a non-Code Section 423 component of the 2001 Stock Purchase Plan. The Stock Purchase Committee has the power and authority to modify the eligibility for and terms and conditions of participation in the 2001 Stock Purchase Plan by such employees. Shares purchased by employees of such entities will not be eligible for the favorable tax treatment under Section 423 of the Code.

    Employees will be able to enroll in the 2001 Stock Purchase Plan by completing a payroll deduction authorization form and providing it to the designated officials of the Company. The minimum payroll deduction allowed is 1% of compensation and the maximum allowable deduction is 10% of compensation. No employee is entitled to purchase an amount of Class A Common Stock having a fair market value (measured as of its purchase date) in excess of $25,000 in any calendar year pursuant to the 2001 Stock Purchase Plan and any other employee stock purchase plan which may be adopted by the Company.

Purchase of Shares

    Shares of Class A Common Stock purchased under the 2001 Stock Purchase Plan may be acquired in the Company's Limited Market or purchased from the Company out of its authorized but unissued shares. At each of four predetermined purchase dates during the year, the agent under the 2001 Stock Purchase Plan (the "Agent") will purchase for the account of each participant in the 2001 Stock Purchase Plan the whole number of shares of Class A Common Stock which may be acquired from the funds available in the participant's account, together with the Company's contribution described below.

    The Company will contribute a certain percent of the cost of each share of Class A Common Stock purchased under the 2001 Stock Purchase Plan. The percent of the cost of each share of Class A Common Stock to be contributed by the Company (the "Company Percent") will be determined by the Stock Purchase Committee and will be between zero percent (0%) and fifteen percent (15%). The Company Percent will be ten percent (10%) unless and until changed by the Stock Purchase Committee. On each purchase date, the Company will pay the Company Percent of the cost of each share purchased by the Agent whether purchased in the Limited Market or as a newly issued share.

    The purchase price to be paid for the shares of Class A Common Stock acquired for the account of participants will be the Formula Price in effect as of the date of purchase. As of April 30, 2001, the Formula Price for the Class A Common Stock was $30.20 per share.

Plan Benefits

    The plan benefits to employees derived from the 2001 Stock Purchase Plan will depend upon such employee's level of participation, the Company's stock price performance and the Company Percent. Therefore, the benefits and amount of awards that will be received by each of the Named Executive

Officers, the executive officers as a group and all other employees as a group under the 2001 Stock Purchase Plan are not presently determinable.

Distribution and Voting Rights

    Participants shall have the right to vote the shares of Class A Common Stock purchased under the 2001 Stock Purchase Plan. Shares of Class A Common Stock acquired under the 2001 Stock Purchase Plan will be distributed to each participant prior to any record date established by the Company for any vote of its stockholders and in the interim will be held by the Agent for the account of such participant.

Restrictions on Shares Purchased

    Pursuant to the Company's Restated Certificate of Incorporation, all shares of Class A Common Stock purchased pursuant to the 2001 Stock Purchase Plan will be subject to the Company's right of repurchase upon the participant's termination of employment or affiliation with the Company at the then prevailing Formula Price. All such shares will also be subject to the Company's right of first refusal in the event that the participant desires to sell such shares other than in the Company's Limited Market.

Withdrawals

    Participants may withdraw from the 2001 Stock Purchase Plan, terminate their election to purchase shares and obtain repayment of the balance of any monies held in their accounts at any time prior to the acquisition of shares of Class A Common Stock therewith. No interest will be paid on the money held in the accounts of the participants, unless required by applicable law.

Amendment and Termination

    The Board of Directors of the Company may suspend or amend the 2001 Stock Purchase Plan in any respect, except that no amendment may, without the approval of a majority of the voting power of the capital stock of the Company present or represented and entitled to vote at a duly constituted meeting of the stockholders, (i) increase the maximum number of shares authorized to be issued by the Company under the 2001 Stock Purchase Plan or (ii) deny to participating employees the right at any time to withdraw from the 2001 Stock Purchase Plan and thereupon obtain all amounts then due to their credit in their accounts.

    The 2001 Stock Purchase Plan will terminate on July 31, 2004, unless earlier terminated by the Board of Directors.

Administration

    The 2001 Stock Purchase Plan will be administered by the Stock Purchase Committee, whose members are appointed by the Company's Board of Directors to serve at the discretion of the Board. Members of the Stock Purchase Committee will not receive any compensation from the 2001 Stock Purchase Plan or the Company for services rendered in connection therewith.

Agent

    The Company or its designee will be the Agent of the 2001 Stock Purchase Plan.

Federal Income Tax Consequences

    For federal income tax purposes, no taxable income will be recognized by a participant in the 2001 Stock Purchase Plan until the taxable year of sale or other disposition of the shares of Class A

Common Stock acquired under the part of the plan which qualifies under Code Section 423. When the shares are disposed of by a participant one year or more from the date such shares were purchased for the participant's account by the Agent (and two years or more from the beginning of the relevant offering period), the participant must recognize ordinary income for the taxable year of disposition to the extent of the lesser of (i) the excess of the fair market value of the shares on the purchase date over the amount of the purchase price paid by the participant (the "Discount") or (ii) the excess of the fair market value of the shares at disposition or death over the purchase price. In the event of a participant's death while owning shares acquired under the 2001 Stock Purchase Plan, ordinary income must be recognized in the year of death in the amount specified in the foregoing sentence. When the shares are disposed of prior to the expiration of the one-year holding period (a "disqualifying disposition"), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is by gift or is at a loss. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less or more than 12 months.

    In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares, assuming that the shares are a capital asset in the hands of the participant.

    Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 20% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 39.6%). In certain cases, a maximum rate of 18% may apply to assets held more than five years. However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% for net capital gains and 39.6% for ordinary income.

    The Company will not be entitled to a deduction at any time for the shares issued pursuant to the part of the 2001 Stock Purchase Plan which qualifies under Code Section 423 if a participant holding such shares continues to hold his or her shares or disposes of his or her shares after the required one-year holding period or dies while holding such shares. If, however, a participant disposes of such shares prior to the expiration of the one-year holding period, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares, subject to the deduction limitation of Code Section 162(m).

    A participant purchasing shares under the non-Code Section 423 component of the Plan will be taxed at ordinary income rates on the Discount at the time of purchase and the Company will be entitled to a deduction of the same amount.

Section 162(m)

    Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the other four most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. Compensation equal to the Discount recognized by the participant on the disqualifying disposition of shares purchased under the 2001 Stock Purchase Plan less than one year after the purchase of such shares will not qualify for any exception to Code Section 162(m).

    The foregoing discussion is intended only as a summary of certain relevant federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the 2001 Stock Purchase Plan. Accordingly, participants should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the 2001 Stock Purchase Plan. Moreover, the Company does not represent that the foregoing tax consequences will apply to any participant's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax-qualified status of the 2001 Stock Purchase Plan.

Recommendation of the Board of Directors; Vote Required

    The Board of Directors believes that approval of the 2001 Stock Purchase Plan is in the best interest of the Company and its stockholders because it provides a means for employees to acquire or increase their stock ownership thereby aligning their financial interest with the Company's. The Board of Directors has approved the 2001 Stock Purchase Plan and recommends that stockholders vote FOR the approval and adoption of the 2001 Stock Purchase Plan.

    The affirmative vote of the holders of a majority of the voting power of Class A Common Stock and Class B Common Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required to approve the 2001 Stock Purchase Plan. If the 2001 Stock Purchase Plan is not approved by the Company's stockholders, it will not be implemented.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Any stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company no later than February 8, 2002 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In addition, Section 2.07 of the Company's Bylaws provides that in order for a stockholder to propose any matter for consideration at an annual meeting of the Company (other than by inclusion in the Company's Proxy Statement), such stockholder must have given timely prior written notice to the Secretary of the Company of his or her intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of Common Stock beneficially owned by such stockholder and any material interest of such stockholder in the business so proposed.

ANNUAL REPORT

    The Company's 2001 Annual Report to Stockholders for the year ended January 31, 2001, which includes audited financial statements, is being mailed with this Proxy Statement to stockholders of record as of the Record Date.

    The Company will provide without charge to any stockholder, upon request, a copy of its Annual Report on Form 10-K for the year ended January 31, 2001 (without exhibits) as filed with the Securities and Exchange Commission. Requests should be directed in writing to Science Applications International Corporation, 10260 Campus Point Drive, San Diego, California 92121, Attention: Secretary.

By Order of the Board of Directors
J. D. Heipt Corporate Executive Vice President and Secretary

June 8, 2001

ANNEX I

AUDIT COMMITTEE CHARTER

Statement of Purpose

    The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Science Applications International Corporation ("SAIC" or the "Corporation") is to assist the Board in fulfilling its oversight responsibilities. The Committee will review the Corporation's financial reporting process, system of internal control, audit process, and the process for monitoring compliance with laws and regulations. In performing its duties, the Committee will maintain effective working relationships with and open communication between the Board, management, and the internal and independent auditors.

Organization and Meetings

    The Committee will be composed of three or more directors, each of whom has no relationship to SAIC that may interfere with the exercise of his or her independence from management and the Corporation as such term is defined in the Corporate Governance Standards of the National Association of Securities Dealers. All members of the Committee will be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee will possess accounting or related financial management expertise, as the Board interprets such qualifications. Members of the Committee, including its Chairperson, shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors have been duly elected and qualified. The Chairperson shall be responsible for leadership of the Committee, including preparation of the meeting agenda(s).

    The Committee will have at least four regularly scheduled meetings each year, with additional meetings to be held as circumstances require. The Committee will keep minutes of its meetings, and its Chairperson will regularly report to the Board on its activities, making recommendations as appropriate.

Key Responsibilities

    The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff as well as the independent auditors, have more time, knowledge, and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

Internal Control

  •
  Review the quality, adequacy, and effectiveness of the Corporation's financial and accounting controls with the independent auditor and the internal auditor, as appropriate, receiving recommendations for the improvement of such controls and reviewing whether any such previously approved recommendations have been implemented.

Independent Audit

  •
  Review and recommend to the Board the independent auditor to be selected to audit the Corporation's consolidated financial statements. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor, and the independent auditor shall be ultimately accountable to the Committee and the Board.

  •
  Ensure the objectivity of the independent auditor by reviewing and discussing with the independent auditor all significant relationships which the auditor has with the Corporation and its affiliates, including: (i) requesting, receiving, and reviewing, on an annual basis, a formal written statement delineating all relationships which may reasonably be thought to bear on the independence of the independent auditor with respect to the Corporation in accordance with professional standards governing such independence; (ii) discussing with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and (iii) recommending that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independence of the independent auditors.

  •
  Meet with the independent auditor and management to review the proposed audit scope and procedures to be utilized.

  •
  At the conclusion of each annual audit, review such matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards, as well as any other comments or recommendations made by the independent auditor.

Internal Audit

  •
  Review the qualifications and organizational structure of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the Director of the Company's Internal Audit Department. The Committee, through its Chairperson, shall also be required to concur in the total compensation being provided to the Director of Internal Audit and sign off on his/her annual performance appraisal.

  •
  Review the proposed audit plan of the internal audit department, including the independence and authority of the internal auditor's reporting obligations, the adequacy of internal audit resources, and the coordination and completeness of coverage between the internal and independent auditors.

  •
  Receive periodic summaries of findings from completed internal audits and, as appropriate, the status of major audits in process. Receive progress reports on the completion of the current year's internal audit plan, including explanations for any significant deviations from the plan.

Financial Reporting

  •
  Review with management and the independent auditor the Corporation's consolidated financial statements that will be contained in its Annual Report to Shareholders to determine whether they are complete and consistent with information known to the Committee members, and whether the independent auditor is satisfied with the disclosure and content of those financial statements. Based on such review, recommend to the Board, in a written report to be included in the Corporation's proxy statement, that the consolidated financial statements of the Corporation be included in its Annual Report on Form 10-K.

  •
  Review with management, the independent auditor, and the internal auditor the interim consolidated financial statements of the Corporation and the results of the independent auditor's

A–2

    review of those statements. This review shall occur prior to the Corporation's filing of the Form 10-Q with the Securities and Exchange Commission and may, at the Committee's discretion, be performed by the Committee Chairperson.

  •
  Discuss with the independent auditor the auditor's judgments about the quality and the acceptability of accounting principles used to prepare the Corporation's consolidated financial statements. Review the impact on the annual financial statements of any significant accounting and reporting issues, including recent professional and regulatory pronouncements and any newly adopted or proposed changes in accounting principles that would significantly affect the Corporation or its consolidated financial statements.

Ethical and Legal Compliance

  •
  Review the effectiveness of the Corporation's system for monitoring compliance with laws and regulations, including receiving reports from management on the results of management's review of compliance with the Corporation's policies and any investigations by management related to significant fraudulent acts or irregularities.

  •
  Review with the Chairperson of the Litigation Committee of the Board any concerns he or she may have with respect to the effectiveness of the Corporation's preventive law program and activities, as well as any legal and regulatory matters that the Litigation Committee believes may have a material impact on the Corporation.

  •
  Review with the Chairpersons of the Ethics and Corporate Responsibility Committee of the Board and the Corporation's Employee Ethics Committee, any concerns they may have with respect to management's having adequately communicated the importance of the Corporation's ethical and business practices standards, including the importance of internal accounting controls.

Other Responsibilities

  •
  Afford the internal auditor and/or the independent auditor the opportunity, if so requested, to discuss any matters that the auditors or the Committee believe should be discussed privately without members of management present.

  •
  Review and discuss the adequacy of the Audit Committee Charter on an annual basis or more frequently upon changes to the membership of the Committee or as otherwise needed.

  •
  If necessary, institute special investigation and, if appropriate, hire special counsel or experts to assist in such investigations.

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ANNEX II

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

2001 EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.

    Science Applications International Corporation (the "Company") hereby establishes the Science Applications International Corporation 2001 Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to secure for the Company and its stockholders the benefits inherent in the ownership of capital stock of the Company by employees of the Company and its subsidiaries. The Plan is intended to provide to all eligible employees of the Company and designated subsidiaries an opportunity to purchase shares of Class A Common Stock through payroll deductions. The Plan encompasses two components. One component constitutes a plan designed to comply with Section 423(b) of the Code ("423 Component"), such that the shares purchased thereunder will qualify for the favorable tax treatment under Sections 423(a) and 421(a) of the Code. The second component, which shall apply to employees of Subsidiaries which do not fall within the definition of "subsidiary corporation" in Section 424(f) of the Code, constitutes a plan ("non-423 Component") which provides for the purchase of shares which do not qualify for the favorable tax treatment under Sections 423(a) and 421(a) of the Code.

2.  Definitions.

  (a)
  "Agent" shall mean the Agent for the Plan and shall be either the Company or its designee.

  (b)
  "Board" shall mean the Board of Directors of the Company.

  (c)
  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (d)
  "Committee" shall mean the Company's Employee Stock Purchase Committee responsible for administering the Plan.

  (e)
  "Company Percent" shall mean the percent of the purchase price contributed by the Company pursuant to the provisions of Section 11. The Company Percent shall be from zero percent (0%) to fifteen percent (15%) and shall initially be ten percent (10%) until changed by the Committee.

  (f)
  "Formula Price" shall mean the formula price as defined in the Company's Restated Certificate of Incorporation.

  (g)
  "Limited Market" shall mean the limited secondary market maintained by Bull, Inc., a wholly-owned subsidiary of the Company.

  (h)
  "Participant Percent" shall mean the difference between one hundred percent and the Company Percent.

  (i)
  "Plan Year" shall mean February 1 through January 31 of each year.

  (j)
  "Subsidiary" as used in the non-423 Component of the Plan means any entity in which the Company has an equity ownership interest. For purposes of the 423 Component of the Plan, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in such chain, owns at least fifty percent (50%) of the total voting power in one of the other corporations in such chain.

3.  Stock Subject to the Plan.

    The capital stock which may be purchased under the Plan is the Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Company, which may be either authorized and unissued shares or issued shares. The Common Stock purchased by the Agent for employee stock purchase accounts under the Plan shall be subject to the terms, conditions and restrictions as set forth in the Plan, as well as restrictions set forth in the Company's Restated Certificate of Incorporation. The number of shares of Common Stock for issuance under the Plan shall be equal to the sum of the following: (a) 6,000,000 shares of Common Stock and (b) the number of shares of Common Stock available for issuance under the 1998 Employee Stock Purchase Plan as of the Effective Date, following which date no further shares will be offered or sold under the 1998 Employee Stock Purchase Plan.

4.  Administration.

  (a)
  The Plan shall be administered by the Committee. The Committee shall have the number of members as determined by the Board with a minimum of two members. The members of the Committee shall be appointed by and serve at the discretion of the Board. Each such Committee member shall be a stockholder of the Company and may be a director. Vacancies occurring in the membership of the Committee shall be filled by appointment of the Board.

  (b)
  Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Company:

  (i)
  to determine and change from time to time the Company Percent;

  (ii)
  to prescribe, amend and rescind rules and regulations relating to the Plan;

  (iii)
  to prescribe forms for carrying out the provisions and purposes of the Plan;

  (iv)
  to interpret the Plan; and

  (v)
  to make all other determinations deemed necessary or advisable for the administration of the Plan, including factual determinations.

  (c)
  In exercising its authority, the Committee shall have the broadest possible discretion and the Committee's determinations under the Plan made in good faith shall be binding and conclusive on participating employees and other persons claiming entitlements under the Plan. In no event shall a Committee determination with respect to a particular employee or provision of the Plan be binding with respect to any other employee (even if similarly situated) nor with respect to any future determinations regarding the same or other provisions of the Plan. No member of the Committee shall be liable for any action or determination in respect thereto, if made in good faith.

  (d)
  A majority of the Committee shall constitute a quorum. The acts of the majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee.

5.  Eligibility.

  (a)
  Subject to the terms, provisions and conditions of the Plan, each employee of the Company or of a participating Subsidiary of the Company shall be eligible to participate in the Plan except for an employee who owns capital stock having five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or its Subsidiaries. The Subsidiaries whose employees may participate in the 423 Component of the Plan shall be designated from time to time by the Committee. The Committee may also impose additional eligibility requirements consistent with Section 423(b) of the Code. The Committee's determination of the status of an individual as an employee eligible to participate in the Plan for a particular purchase date or period shall be final, binding and conclusive, regardless of a subsequent reclassification or change in status.

B–2

  (b)
  The Subsidiaries whose employees may participate in the non-423 Component of the Plan shall be designated from time to time by the Committee. The Committee, in its sole discretion, shall have the power and authority to modify the eligibility for, and terms and conditions of, participation in the Plan by employees of such Subsidiaries and to establish subplans, which need not qualify under Section 423 of the Code, modified Plan procedures and other terms and procedures to the extent such actions are deemed necessary or desirable by the Committee. Participation in the Plan by employees of such Subsidiaries and the offer and purchase of Common Stock by such employees shall not be considered part of, or pursuant to, a Code Section 423 plan.

  (c)
  An employee shall cease to be eligible to participate in the Plan (i) upon termination of employment with the Company or a Subsidiary thereof, whether by death, total disability, retirement or otherwise, (ii) upon a change in employment status to Leave of Absence pursuant to the terms of the Company's Administrative Policy No. B-11 "Unpaid Personal Leave of Absence," unless the participant is on Medical Leave (as hereinafter defined), or (iii) upon transfer to a Subsidiary of the Company which has not been designated by the Committee as eligible for participation. An employee shall again become eligible to participate in the Plan as of the date of such person's re-employment by the Company or by a participating Subsidiary. For purposes of this Section 5(c), "Medical Leave" shall be defined as a leave of absence for medical reasons which shall begin after ninety-one (91) consecutive calendar days of total disability leave and shall remain in effect until the earlier of a release by the attending physician for the employee to return to work or until the termination of employment.

  (d)
  No employee shall be entitled to purchase shares of Common Stock with a fair market value (measured as of its purchase date) of more than twenty-five thousand dollars ($25,000.00) in any calendar year pursuant to the Plan and any other "employee stock purchase plan" (as such term is defined in Section 423(b) of the Code and regulations issued thereunder) of the Company or any of its Subsidiaries, or at any other rate of purchase that exceeds the rate allowed for plans qualifying under Section 423(b) of the Code.

6.  Participation in the Plan.

  (a)
  An eligible employee may enter the Plan at any time prior to its termination by completing a payroll deduction authorization form and delivering such form in the manner prescribed by the Committee. Alternatively, the Committee may prescribe or permit electronic enrollment procedures. The employee's payroll deduction authorization shall authorize regular payroll deductions from the employee's compensation.

  (b)
  The participating employee's payroll deduction authorization shall also designate the Company or the Company's designee to be Agent for participating employees with respect to all stock certificates for shares purchased under the Plan. All such stock certificates representing shares purchased for such participating employees shall be delivered to and held by the Agent. Prior to any record date established by the Company for any vote of its stockholders, the Agent shall distribute to each participant a stock certificate representing all shares purchased under the Plan and not yet distributed to the participant. Alternatively, the Committee may prescribe or authorize bookkeeping entry or electronic recording of share ownership.

  (c)
  A participating employee suffering from financial hardship shall be eligible to apply to the Committee for an early distribution of such employee's interest in the Plan. The decision for an early distribution based upon financial hardship shall be at the sole discretion of the Committee. As soon as practicable after the approval of an early distribution to an employee based upon financial hardship, the Agent shall distribute to the employee all cash credited to

B–3

    his or her stock purchase account and shall release all shares credited to his or her stock purchase account.

7.  Payroll Deductions.

  (a)
  Payroll deductions for employees shall be in an amount specified by the employee in his or her payroll deduction authorization, but not less than one percent (1%) nor more than ten percent (10%) of his or her compensation, expressed as a whole percentage of such compensation. Compensation as used herein shall be as defined by the Committee; provided, however, it shall include the regular wages, salary or commissions paid to the employee. Payroll deductions shall be credited to the stock purchase account to be maintained for each participating employee.

  (b)
  A participating employee may at any time increase or decrease the amount of his or her payroll deduction (within the minimum and maximum limits provided for in Section 7(a) above) by delivering or providing a new payroll deduction authorization in the manner prescribed by the Committee. The change shall become effective as soon as practicable after delivery or provision of the payroll deduction authorization.

8.  Stock Purchase Accounts.

  (a)
  Amounts credited to a participating employee's stock purchase account may not be assigned, transferred, pledged, hypothecated or otherwise disposed of in any way by a participating employee other than by will or the laws of descent and distribution and any attempt to do so shall be null and void and without effect.

  (b)
  No interest will be paid on the amounts credited to a participating employee's stock purchase account, unless required by applicable law.

9.  Purchase Price of Shares.

    Unless otherwise determined by the Board of Directors, the purchase price of each share of Common Stock purchased under the Plan shall be the "Formula Price" in effect as of the date of purchase.

10. Purchase of Shares.

  (a)
  Shares will be purchased by the Agent in the Limited Market or shares will be issued by the Company from the remaining balance of those shares reserved for issuance under Section 3 of the Plan.

  (b)
  Stock purchases shall be made on predetermined purchase dates established by the Committee which may coincide with the dates that trades are conducted for the Limited Market by Bull, Inc. If on any purchase date a participating employee has sufficient funds credited to his or her stock purchase account to pay the Participant Percent of the purchase price of one or more whole shares of Common Stock, the Agent shall then purchase such number of shares at the applicable price per share. The employee's stock purchase account thereupon shall be charged with the Participant Percent of the purchase price of such shares. Only whole shares may be purchased. Any balance remaining in the participating employee's stock purchase account will remain in such stock purchase account and be treated as part of the accumulations for the succeeding purchase date.

  (c)
  With respect to both newly issued shares of Common Stock which are purchased for the account of participating employees under the Plan and shares so purchased on the Limited Market, a stock certificate will be issued in the name of the Agent and held by the Agent in

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    accordance with Section 6 of the Plan. Notwithstanding that such stock certificates are held by the Agent for participating employees, each participant shall have all the rights and privileges of a stockholder with respect to the shares purchased for the participating employee's account, subject to the provisions of Sections 6 and 10(d). Alternatively, the Committee may prescribe or authorize bookkeeping entry or electronic recording of share ownership.

  (d)
  Shares purchased pursuant to the Plan may not be sold, transferred, pledged as collateral or in any way encumbered for so long as the stock certificates are held by the Agent.

11. Company Contributions.

    The Company shall contribute the Company Percent of the purchase price of each share of Common Stock purchased under the Plan. On each purchase date, the Company will, through the Agent and under the direction of the Committee, pay the Company Percent of the purchase price of each share purchased by the Agent, whether purchased in the Limited Market or as a newly issued share. No contribution shall be made by the Company into an employee's stock purchase account.

12. Termination of Participation and Re-entry.

  (a)
  An employee may terminate participation in the Plan at any time by completing a payroll deduction authorization form and delivering such form in the manner prescribed by the Committee. Alternatively, the Committee may prescribe or permit electronic procedures for such changes. Such employee's participation in the Plan shall terminate as soon as practicable upon receipt of the payroll deduction authorization by the Company. An employee who terminates participation in the Plan pursuant to this Section 12(a) shall not be eligible to reenter the Plan until the first business day of the following Plan Year.

  (b)
  In the event that a participating employee ceases to be eligible to participate in the Plan as described in Section 5(c) or terminates participation in the Plan or the Plan terminates or is terminated, any cash credited to such employee's stock purchase account will be distributed to the participating employee, or in the event of the death of the participating employee, to his or her estate. Any shares held by the Agent for an employee whose employment with the Company or a Subsidiary thereof is terminated will be released by the Agent to the employee for repurchase by the Company pursuant to the provisions of Article Fourth of the Company's Restated Certificate of Incorporation or pursuant to the provisions of any applicable agreement.

13. Government and Stock Exchange Regulations.

    The Company shall not be required to sell or deliver any shares of Common Stock under the Plan unless and until the Company has fully complied with any then applicable requirements of the Securities and Exchange Commission, state securities commissions, or other regulatory agencies having jurisdiction, and of any exchanges upon which Common Stock of the Company may be listed. The Company shall not be obligated to obtain any required licenses or to register any Common Stock to permit purchases of Common Stock under the Plan.

14. Application of Funds.

    All funds received by the Company under the Plan as a result of the sale of newly issued shares of Common Stock under the Plan may be used for any corporate purpose.

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15. Recapitalization.

    In the event any change, such as a stock split, reverse stock split or stock dividend, is made in the Company's capitalization which results in an adjustment in the number of shares of capital stock outstanding without receipt of consideration by the Company, appropriate adjustment, as determined by the Committee in its discretion, shall be made in the number of shares reserved for issuance as provided in Section 3 of the Plan and in the number of shares allocated to an employee under the Plan.

16. Withholding.

    The Company shall be entitled to make appropriate arrangements to comply with any withholding requirements imposed by federal, state, foreign or local law with respect to the purchase or disposition of shares of Common Stock under the Plan, including, without limitation, payroll withholding or withholding from proceeds of a disposition of shares of Common Stock acquired under the Plan.

17. No Employment Obligation.

    An employee's employment with the Company or a Subsidiary is not for any specified term and may be terminated by such employee or by the Company or a Subsidiary at any time, for any reason, with or without cause. Nothing in this Plan shall confer upon any employee any right to continue in the employ of, or affiliation with, the Company or a Subsidiary nor constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

18. Amendment of the Plan.

    The Board or the Operating Committee of the Board may at any time suspend or terminate the Plan and may at any time or from time to time amend the Plan in such respects as the Board or the Operating Committee may deem advisable in order that the Plan shall conform to any change in the law, or in any other respect which the Board or the Operating Committee may deem to be in the best interest of the Company; provided, however, no such amendment of the Plan shall, without the approval of a majority of the voting power of the capital stock of the Company present or represented and entitled to vote at a duly constituted meeting of stockholders, (a) increase the maximum number of shares available for purchase under the Plan, except as provided in Section 15, or (b) deny a participating employee the right to withdraw from the Plan and obtain the balance of any monies held in the participating employee's stock purchase account.

19. No Implied Rights or Obligations.

    The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in participating employees or others claiming entitlements under the Plan or any obligations on the part of the Company, any Subsidiary, the Agent or the Committee, except as expressly provided herein.

20. Employees Based Outside of the United States.

    Notwithstanding any provisions of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws or regulations in other countries in which the Company or a participating Subsidiary operates or has employees, the Committee, in its sole discretion, shall have the power and authority to modify the eligibility for, and terms and conditions of, participation in the Plan by employees employed outside the United States and to establish subplans, modified Plan procedures and other terms and procedures to the extent such actions are deemed necessary or desirable.

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21. Effective Date and Termination of the Plan.

  (a)
  The Effective Date of the Plan shall be July 31, 2001.

  (b)
  Unless the Plan shall have been previously terminated by the Board, the Plan shall terminate on July 31, 2004. In any case, termination shall be deemed to be effective as of the close of business on the day of termination.

22. Governing Law.

    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

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[SAIC LOGO]

Voting Instruction Card for Annual Meeting of Stockholders—July 13, 2001
This voting instruction card is provided in connection with the solicitation of proxies by the Board of Directors.

    The undersigned hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, under the Cash or Deferred Arrangement, Employee Stock Retirement Plan and Profit Sharing Retirement Plan of Science Applications International Corporation (the "Company"), the Telcordia Technologies Savings and Security Plan and the Telcordia Technologies Savings Plan for Salaried Employees of Telcordia Technologies, Inc., a wholly-owned subsidiary of the Company, the AMSEC Employees 401(k) Profit Sharing Plan and the General Sciences Corporation Retirement Plan (collectively, the "Plans"), to vote all of the shares of Class A Common Stock and/or Class B Common Stock held for the undersigned's account in each of the Plans at the Annual Meeting of Stockholders of the Company to be held in the Grand Ballroom of the Hyatt Regency La Jolla at Aventine Hotel, 3777 La Jolla Village Drive, San Diego, California, on Friday, July 13, 2001, at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows.

    The shares of Class A Common Stock and/or Class B Common Stock to which this voting instruction card relates will be voted as directed. If this card is signed and returned but no instructions are indicated with respect to a particular item, the vote of such shares as to any such item will be deemed to have been instructed to vote, and such shares will be voted FOR the election of Directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting, FOR Proposal 2 and, in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof. All allocated shares of Class A Common Stock and/or Class B Common Stock held in the Plans as to which no voting instruction cards are received, together with all shares held in the Plans which have not yet been allocated to the accounts of participants, will be voted, on a plan-by-plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. This voting instruction card, if properly executed and delivered, will revoke all prior voting instruction cards.

RETURN BOTTOM PORTION ONLY
(DETACH HERE)

1.	Election of six Class II Directors.
	/ /	FOR all nominees listed below (EXCEPT as marked to the contrary below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through such nominee's name and your votes will be distributed among the remaining nominee(s).
J.R. Beyster, D.W. Dorman, B.R. Inman, M.E. Trout, J.H. Warner, Jr. and A.T. Young
	/ /	WITHHOLD AUTHORITY to vote for ALL nominees listed above.
2.	Proposal to approve the 2001 Employee Stock Purchase Plan.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	In the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

    Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage. In order to be counted, voting instruction cards must be received by the proxy counter by July 9, 2001.

XXXXXXX	Dated	, 2001

Signature
Please sign EXACTLY as name or names appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title.
PROXY NUMBER: XXXX	XXXX "A" SHARES	XXXX "B" SHARES

[SAIC LOGO]

Proxy for Annual Meeting of Stockholders—July 13, 2001
This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints J.R. BEYSTER, J.D. HEIPT and D.E. SCOTT, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Class A Common Stock and/or Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Science Applications International Corporation (the "Company") to be held in the Grand Ballroom of the Hyatt Regency La Jolla at Aventine Hotel, 3777 La Jolla Village Drive, San Diego, California, on Friday, July 13, 2001, at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as indicated below.

    This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, the shares represented by this proxy will be voted FOR the election of Directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting, FOR Proposal 2 and, in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

RETURN BOTTOM PORTION ONLY
(DETACH HERE)

1.	Election of six Class II Directors.
	/ /	FOR all nominees listed below (EXCEPT as marked to the contrary below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through such nominee's name and your votes will be distributed among the remaining nominee(s).
J.R. Beyster, D.W. Dorman, B.R. Inman, M.E. Trout, J.H. Warner, Jr. and A.T. Young
	/ /	WITHHOLD AUTHORITY to vote for ALL nominees listed above.
2.	Proposal to approve the 2001 Employee Stock Purchase Plan.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	In the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

    Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

XXXXXXX	Dated	, 2001

Signature
Please sign EXACTLY as name or names appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title.
PROXY NUMBER: XXXX	XXXX "A" SHARES	XXXX "B" SHARES

QuickLinks

YOUR VOTE IS IMPORTANT
VOTING RIGHTS AND SOLICITATION OF PROXIES
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
AUDIT AND NON-AUDIT FEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES
APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN
STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
ANNUAL REPORT
AUDIT COMMITTEE CHARTER
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN